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                                                                  EXHIBIT 10.16


                            FIRST AMENDMENT TO LEASE

I.   PARTIES AND DATE.

         This First Amendment to Lease (the "First Amendment") dated April 25, 1997, is by and between THE IRVINE COMPANY, a Michigan corporation ("Landlord"), and UROHEALTH SYSTEMS,INC., a Delaware corporation ("Tenant").

II.  RECITALS.

         On January 22, 1996, Landlord and Tenant entered into an office space lease ("Lease") for space in a building located at 5 Civic Plaza, Suite 100, Newport Beach, California ("Premises").

         Landlord and Tenant each desire to modify the Lease to add 3,883 rentable square feet ("Suite 350"), adjust the Basic Rent, and make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

     A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

        1. Effective as of the Commencement Date for Suite 350 (as hereinafter defined), Item 2 shall be amended by adding "Suite 350."

        2. Effective as of the Commencement Date for Suite 350, Item 6 shall be amended by adding the following:

           "Basic Rent for Suite 350: Six Thousand Two Hundred Thirteen Dollars ($6,213.00) per month.

           Rental Adjustments for Suite 350: Commencing twelve (12) months following the Commencement Date for Suite 350, the Basic Rent for Suite 350 shall be Six Thousand Four Hundred Seven Dollars ($6,407.00) per month.

           Commencing twenty-four (24) months following the Commencement Date for Suite 350, the Basic Rent for Suite 350 shall be Six Thousand Six Hundred One Dollars ($6,601.00) per month.


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           Commencing thirty-six (36) months following the Commencement date for
           Suite 350, the Basic Rent for Suite 350 shall be Six Thousand Seven Hundred Ninety-Five Dollars ($6,795.00) per month."

        3. Effective as of the Commencement Date for Suite 350, Item 7 shall be amended by adding the following:

           "Property Tax Base for Suite 350: The Property Tax per rentable square foot actually incurred by Landlord during its fiscal year ending June 30, 1997.

           Building Cost Base for Suite 350: The Building Costs per rentable square foot actually incurred by Landlord during its fiscal year ending June 30, 1997, as reasonably extrapolated to 95% Building occupancy."

        4. Effective as of the Commencement Date for Suite 350, Item 8 shall be amended by adding "and an additional 3,883 rentable square feet (Suite 350)."

        5. Item 9 is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

                        "9. Security Deposit: $27,472.00"

     B. Security Deposit. Concurrently with Tenant's delivery of this First Amendment, Tenant shall deliver the sum of Seven Thousand Two Hundred Sixty-One Dollars ($7,261.00) to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease.

     C. Operating Expenses for Suite 350. Notwithstanding any contrary provision in the Lease, Landlord hereby agrees that Tenant shall not be obligated to reimburse Landlord for Operating Expenses for Suite 350 accruing during the initial twelve (12) months following the Commencement Date for Suite 350.

     D. Floor Plan of Premises. Effective as of the Commencement Date for Suite 350, Exhibit A attached to this First Amendment shall be added to the Lease.

     E. Parking. Effective as of the Commencement Date for Suite 350, Landlord shall provide Tenant with fourteen (14) additional unreserved employee parking spaces. Provided Tenant is not in default under the Lease, the stall charge for such spaces shall be waived until April 30, 2001.


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     F. Tenant Improvements. Landlord hereby agrees to complete the Tenant
        Improvements for Suite 350 in accordance with the provisions of Exhibit X, Work Letter, attached to the Lease except that: (i) the "Plan
        Appoval Date" for Suite 350 (as described in Paragraph II.A) shall be April 15, 1997; (ii) the "Landlord's Contribution" for Suite 350 (as described in Paragraph III.A) shall be Twenty-Six Thousand Seven Hundred Ninety-Three Dollars ($26,793.00), based on $8.00 per usable square foot of Suite 350; (iii) the provisions of Paragraph III.D shall not apply to Tenant's move into Suite 350; and (iv) in addition to the aforementioned Landlord's Contribution for Suite 350, Landlord shall advance to Tenant the cost of other tenant improvement work in Suite 350, but exclusive of furniture, furnishings and removable personal property, up to a maximum of Thirteen Thousand Three Hundred Ninety-Six Dollars ($13,396.00), based on $4.00 per usable square foot of Suite 350 (the "Advance"). The Advance shall be deemed a loan to Tenant and shall bear interest at the rate of ten percent (10%) per annum and shall be repaid by Tenant as additional rent in equal fully-amortized monthly installments on the first day of each month during the initial Term of this Lease. Upon request by Landlord, the amount of such installments shall be memorialized on a form provided by Landlord. Should this Lease terminate prior to the date the Advance is repaid in full, all unpaid principal and interest shall be immediately due and payable.

     G. Intentionally omitted.

     H. Commencement Date. As used herein, the "Commencement Date for Suite 350" shall be June 1, 1997, as extended on a day-for-day basis by the period of any delays reasonably attributable to Landlord in substantially completing the Tenant Improvements for Suite 350. Unless otherwise agreed in writing by Landlord, Tenant shall commence its rental payments for Suite 350 as of June 1, 1997, subject to the right to submit any claim of Landlord delays to be resolved by arbitration in accordance with Section 14.7(b) of the Lease; should such arbitration be resolved in Tenant's favor, then Tenant shall be afforded an appropriate rent credit, based on the arbitrator's determination, against the sums next due under the Lease.

V.  GENERAL.

    A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

    B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.


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    C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

    D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

    E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

    F. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V.  EXECUTION.

    Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:                                    TENANT:

THE IRVINE COMPANY                           UROHEALTH SYSTEMS,INC.
a Michigan corporation                       a Delaware corporation



By: /s/ WILLIAM R. HALFORD                   By: /s/ JAMES L. JOHNSON
  -----------------------------------        ---------------------------
  William R. Halford, Vice President,                James L. Johnson
  and General Manager, Irvine Office         Title: Executive V.P. & CFO
  Company, a division of The Irvine
  Company

By: /s/  JOHN C. TSU                         By:  /s/ KEVIN M. HIGGINS
   ----------------------------------        ------------------------------
         John C. Tsu                                  Kevin M. Higgins
         Assistant Secretary                 Title: Senior V.P. & Secretary


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